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                                                                   Exhibit 10.12

                                OPTION AGREEMENT

         Amended and Restated Option Agreement dated as of May 26, 1998, between Russell Glass Exhibit 10.12 ("Optionee") and Global Discount Travel Services LLC (the "Company").

         WHEREAS, Optionee executed an option agreement effective May 26, 1998 (the "Original Agreement"), setting forth the terms upon which Optionee may acquire equity interests in the Company (the "Original Agreement"); and

         WHEREAS, the parties hereto wish to amend and restate the Original Agreement to clarify certain terms thereof.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


         1.       Grant of Option.

                  (a) Optionee is granted an option to purchase a membership interest in the Company entitling Optionee to a four tenths of one percent (0.4%) interest in the profits and distributions of the Company for a total cash price of $800,000. Such option shall vest on May 26, 2004, provided that Optionee remains employed with the Company through such date, and such option may be exercised by Optionee for a period of ninety (90) days following such vesting date. In the event of Optionee's termination of employment for any reason (including, without limitation, involuntary termination by the Company, resignation by the Optionee or death) prior to an IPO (as defined below) and prior to May 26, 2004, such option to purchase a membership interest in the Company shall terminate and be of no further effect.

                  (b) If the Company (or an entity which owns substantially all of the assets of or membership interests in the Company) completes an initial public offering (the "IPO") of common stock ("Common Stock") during Optionee's employment with the Company, any outstanding option to purchase a membership interest in the Company shall be converted into and be deemed to constitute a non-qualified stock option to purchase 157,733 shares of Common Stock for a cash exercise price of $5.0719 per share (with the number of shares and exercise price being subject to equitable adjustment in the event of a stock split, stock dividend, recapitalization or other similar change in capitalization affecting the Common Stock). Optionee and the Company acknowledge and agree that the foregoing number of shares of Common Stock subject to such option and exercise price are calculated based upon an assumed capitalization of 39,433,263 shares of Common Stock outstanding upon completion of the IPO, which includes shares issuable upon exercise of the underwriters' over-allotment option and options issued to employees as of the IPO date.
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                  (c) Stock options to purchase shares of Common Stock shall vest in equal semi-annual installments over a period of four years, with the first installment vesting on the six-month anniversary of the IPO date. Vested stock options may be exercised starting on the six-month anniversary of the IPO and ending five years from the date of the IPO.

                  (d) If, following an IPO, the Company (i) ceases operation,
(ii) consummates a "going private" transaction, (iii) is sold to a private company or (iv) is sold to a public company, any unvested options to purchase Common Stock shall become vested immediately prior to the effective date of any such transaction. Upon any such transaction, Optionee shall receive for all outstanding options to purchase Common Stock such consideration per share as shareholders of Common Stock are entitled to receive pursuant to such transaction unless, in the case of a sale to a public company, provisions are made in the transaction for the assumption of the outstanding options or the substitution of the outstanding options for options of a publicly-traded successor corporation or a publicly-traded parent thereof (with appropriate adjustments as to the number and kind of shares and exercise price as to prevent dilution or enlargement of rights).

                  (e) Stock options to purchase shares of Common Stock may be exercised through the use of a broker-dealer sale and remittance procedure pursuant to which Optionee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.


         2.       Termination.

                  (a) In the event that Optionee's employment is terminated other than (i) by reason of Optionee's resignation or death or (ii) by the Company for "Cause", (A) Optionee's unvested stock options to purchase Common Stock shall become immediately vested, and (B) all vested stock options to purchase Common Stock shall be exercisable for 12 months after termination of employment. For purposes of this Agreement, "Cause" is defined as Optionee's (1) willful misconduct, (2) gross neglect of Optionee's obligation to the business of the Company, (3) Optionee's conviction of a crime involving moral turpitude or dishonesty or (4) Optionee's disability that prevents him from performing the essential functions of Optionee's job for in excess of six (6) months.

                  (b) In the event that Optionee dies, (i) Optionee's vested stock options to purchase Common Stock shall be exercisable for 12 months after death and (ii) all unvested stock options to purchase Common Stock shall expire on the date of death.

                  (c) In the event that Optionee resigns, (i) at any time before the first anniversary


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of the IPO, Optionee agrees to forfeit all vested stock options and unvested stock options to purchase Common Stock and (ii) at any time after the first anniversary of the IPO, (A) Optionee's unvested stock options to purchase Common Stock shall expire on the date Optionee notifies the Company of Optionee's resignation and (B) Optionee's vested stock options to purchase Common Stock shall expire three months after the date Optionee notifies the Company of Optionee's resignation.

                  (d) In the event that Optionee is terminated by the Company for Cause, (i) at any time before the first anniversary of the IPO, Optionee agrees to forfeit all vested stock options and unvested stock options to purchase Common Stock and (ii) at any time after the first anniversary of the IPO, (A) Optionee's unvested stock options to purchase Common Stock shall expire on the date of termination and (B) Optionee's vested stock options to purchase Common Stock shall expire three months after the date of termination.

         3.       Miscellaneous.

                  (a) This agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous written, and all previous or contemporaneous oral, negotiations, understandings, arrangements, and agreements.

                  (b) The headings in this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

                  (c) This Agreement and all of the provisions hereof shall inure to the benefit of and be binding upon the legal representatives, heirs, distributees, successors and assigns of the parties hereto; provided, however, that Optionee may not delegate any of Optionee's duties hereunder, and may not assign any of Optionee's rights hereunder, without the prior written consent of the Company.

                  (d) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  (e) If any section, paragraph, term or provision of this Agreement shall be held or determined to be unenforceable, the balance of this Agreement shall nevertheless continue in full force and effect unaffected by such holding or determination. In addition, in any such event, the parties agree that it is their intention and agreement that any such section, paragraph, term or provision which is held or determined to be unenforceable, as written, shall nonetheless be in force and binding to the fullest extent permitted by law as though such section, paragraph, term or provision had been written in such a manner and to such an extent as to be enforceable under the circumstances.

                  (f) This Agreement will be interpreted and the rights of the parties determined in accordance with the laws of the United States applicable thereto and the internal laws of the State


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of New York applicable to an agreement executed, delivered and performed therein without giving effect to the choice-of-law rules thereof or any other principle that could require the application of the substantive law of any other jurisdiction.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                 GLOBAL DISCOUNT TRAVEL SERVICES LLC
                                 By:      Global Partner, Inc., Manager

                                 By:      ______________________________
                                          Gail Golden
                                          Vice President


                                          ______________________________
                                          Russell Glass
                                          SS# _______________


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